AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated January 16, 2008 relating to the financial statements of SRKP 17, Inc., (a development stage company) for the year ended December 31, 2007 included in this Amendment No. 1 to Registration Statement on Form S-1 of Yinlips Technology, Inc.  We also consent to the reference to our firm under the caption “Experts” in such Amendment No. 1 to Registration Statement on Form S-1.

/s/AJ. Robbins, P.C.

AJ Robbins, P.C.
Certified Public Accountants

Denver, Colorado
January 13, 2009